Exhibit 8(b)(2)

                        FIRST AMENDMENT TO
                  ACCOUNTING SERVICES AGREEMENT

     This First Amendment to the Accounting Services Agreement by and between The CornerCap Group of Funds (the "Trust") and
Fortune Fund Administration, Inc. (the "Administrator"), dated as of December 6, 1996 (the "Accounting Services Agreement"), is made as of ______________, 1998.

                       W I T N E S S E T H:

     WHEREAS, the Administrator acts as accounting services provider for the Trust pursuant to the Accounting Services
Agreement;

     NOW, THEREFORE, in consideration of these premises, the mutual covenants and agreements hereinafter contained and other good and valuable consideration, the amount and sufficiency of which are hereby acknowledged, the Trust and Administrator agree as follows:

1. FEES AND EXPENSES. Notwithstanding any contrary provision in the Accounting Services Agreement, CornerCap Investment Counsel, Inc. will pay any and all fees and reimburse any and all expenses (the "Fees and Expenses") due and payable to the Administrator by the Trust under Section 12 or any other terms of the Accounting Services Agreement. The Trust is not responsible for the Fees and Expenses after the date of this amendment to the Accounting Services Agreement.

2.   NO FURTHER AMENDMENTS.  Except as amended herein, the
Accounting Services Agreement shall continue in full force and effect pursuant to its terms.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the Accounting Services Agreement to be executed by their duly authorized officers as of the day and year first above written.

FORTUNE FUND ADMINISTRATION, INC.       THE CORNERCAP GROUP OF FUNDS



By:_________________________  By:__________________________
Title:______________________  Title:_______________________

Attest:                       Attest:



By:_________________________  By:__________________________
Title:______________________  Title:_______________________

ACKNOWLEDGED AND ACCEPTED BY:

CORNERCAP INVESTMENT
COUNSEL, INC.